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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

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Preliminary Proxy Statement
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BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

ORACLE PARTNERS, L.P.

ORACLE INSTITUTIONAL PARTNERS, L.P.

ORACLE TEN FUND MASTER, L.P.

ORACLE ASSOCIATES, LLC

ORACLE INVESTMENT MANAGEMENT, INC.

LARRY N. FEINBERG

PAUL N. CLARK

JEFFREY M. NUGENT

FREDERIC H. MOLL

ERIC VARMA

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On March 11, 2014, Oracle Partners, L.P. issued a press release announcing that it intends to nominate four independent directors for election to the board of directors of Biolase, Inc. (the “Company”) at the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). A copy of the press release is filed herewith as Exhibit A.

Additional Information and Where to Find It

Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and Larry N. Feinberg (collectively, “Oracle”), together with Paul N. Clark, Jeffrey M. Nugent, Frederic H. Moll and Eric Varma, are participants in the solicitation of proxies from stockholders in connection with the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Biolase, Inc. (the “Company”). Oracle intends to file a proxy statement (the “2014 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Oracle may be deemed to beneficially own 6,105,383 shares of the Company’s common stock, representing approximately 16.4% of the Company’s outstanding common stock. None of the other participants owns in excess of 1% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2014 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2014 Proxy Statement with the SEC, Oracle intends to mail the definitive 2014 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2014 Proxy Statement and any other documents filed by Oracle with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to Oracle Partners, L.P., 200 Greenwich Avenue, Greenwich, CT 06830.

EXHIBIT A

Oracle Partners Announces Its Proxy Contest Against Biolase, Inc.

Submits Nominations for Four Independent Directors

GREENWICH, Conn., March 11, 2014 /PRNewswire/ -- Oracle Partners, L.P. ("Oracle"), Biolase, Inc.'s ("Biolase" or the "Company") (Nasdaq: BIOL) largest shareholder, announces its nomination of four independent directors for election to the Biolase Board, citing management and Board entrenchment in the face of continuing poor financial performance.

Poor Financial Performance

Larry Feinberg, the Managing Member of Oracle's general partner, said: "As the Company's largest shareholder, we have previously expressed our concern regarding the operating and financial performance of Biolase to management, which has fallen on deaf ears."  Mr. Feinberg added: "The financial results of the Company for the year ended 2013 were very disappointing, with a 2% decrease in net revenue (including an approximate 9% year-over-year decline in the most important laser product line) and a decrease in gross margins to 38% from 46% year-over-year.  Reflecting investors' concern, the price of Biolase's Common Stock has declined an astounding 50.8%, from a high of $5.83 on April 26, 2013 to the closing price of $2.87 on March 10, 2014."

Management and Board Entrenchment

"In addition to financial performance issues, at the apparent behest of Federico Pignatelli, the Company's Chairman and CEO, management is now attempting to unlawfully entrench itself and certain Board members, which raises significant corporate governance concerns."

Mr. Feinberg continued: "On March 3, 2014, the Company announced in a press release that Dr. Alexander K. Arrow and Dr. Sam Low had tendered their resignations as directors of the Company, and that two new independent directors, Mr. Jeffrey M. Nugent and Mr. Paul N. Clark, had been appointed by the Board to fill the vacancies, resulting in a Board consisting of six directors.

On March 6, 2014, after apparently realizing that Messrs. Clark and Nugent were, in fact, acting with an independent voice in the best interest of all shareholders, the Company filed a Form 8-K with the Securities and Exchange Commission claiming the size of the Board had somehow been increased to eight in an effort by the Chairman to secure his position by claiming that Drs. Arrow (who as the Company's President and COO is not considered independent) and Low were still on the Board.  These actions violate Biolase's own bylaws and Delaware law, which provide director resignations become effective immediately. Since the vacancies created by these Board resignations were subsequently filled by Messrs. Clark and Nugent, there were no Board vacancies remaining on the Company's six-member Board to which Drs. Arrow and Low could have been reappointed. What seems to be occurring is an unlawful manipulation of the Board composition by the Chairman to stack the Board in a manner favorable to management."

Mr. Feinberg concluded: "Given the Company's continued poor operating and financial performance, and the grave concerns raised by these Board developments, we have notified the Company that we intend to seek changes to Biolase's Board at the 2014 annual meeting. Accordingly, we have nominated four highly distinguished independent directors, three of whom already sit on the Biolase Board.  We are also considering legal action to enforce the rights of shareholders under applicable law."

Oracle's nominees to the Biolase Board include:

Paul N. Clark, 67, has served as a member of the Board of Directors of the Company since February 2014.  Mr. Clark has been a Strategic Advisory Board member of Genstar Capital, LLC, a middle market private equity firm focusing on the life sciences and healthcare services industries, since August 2007 and was an Operating Partner from August 2007 to January 2013. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to 1998, Mr. Clark worked in various senior management capacities for Abbott Laboratories, a health care products manufacturer and retired from Abbott Laboratories as Executive Vice President and a board member.

Jeffrey M. Nugent, 67, has served as a member of the Board of Directors of the Company since February 2014.  Mr. Nugent is the Founder of Precision Dermatology, Inc., a privately held dermatology therapeutics company that was recently acquired by Valeant Pharmaceuticals International, Inc.  Mr. Nugent served as its President and CEO from December 2010 until February 2013 and Senior Advisor from February 2013 until June 2013.  Prior to then he served in a senior management capacity at various healthcare and biomedical companies, including Ascension Orthopedics, Inc., Ventus Medical, Inc., and Insight Pharmaceuticals LLC, a manufacturer and marketer of leading non-prescription medications.  From 1999 to 2002, Mr. Nugent served as President, CEO and a director of Revlon, Inc., and before then held a number of senior management positions within Johnson & Johnson.

Frederic H. Moll, 62, has served as a member of the Company's Board of Directors since June 2013 and is a member of the Board's Compensation Committee.  Dr. Moll is currently the Chairman and Chief Executive Officer of Auris Surgical Robotics, Inc., an ophthalmic robotics company. Dr. Moll co-founded Hansen Medical, Inc., a medical robotics company, in September 2002, served as its Chief Executive Officer through June 2010, and served on its board of directors through May 2012. In November 1995, Dr. Moll co-founded Intuitive Surgical, Inc., a medical device company, and served as its first Chief Executive Officer and later, its Vice President and Medical Director until September 2003.

Eric Varma, M.D., 32, has been a Partner at Oracle Investment Management, Inc., which is a fundamental research driven investment management company that is exclusively focused on the global healthcare and bioscience industries, since 2009. Prior to joining Oracle Investment Management, Dr. Varma worked at Leerink Swann, the Boston Consulting Group, and the Food and Drug Administration. Dr. Varma has served on the Board of Directors of Vermillion, Inc., a multivariate diagnostics company focused on gynecologic cancers and women's health, since 2013 and is the Chair of its Compensation Committee.

Complete biographical details of Oracle's nominees will be contained within its preliminary proxy statement.

About Oracle Partners, L.P.

Oracle Partners is a fundamental-research driven investment fund that is exclusively focused on the global healthcare and bioscience industries.

Additional Information and Where to Find It

Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and Larry N. Feinberg (collectively, "Oracle"), together with Paul N. Clark, Jeffrey M. Nugent, Frederic H. Moll and Eric Varma, are participants in the solicitation of proxies from stockholders in connection with the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Biolase, Inc. (the "Company"). Oracle intends to file a proxy statement (the "2014 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting.

Oracle may be deemed to beneficially own 6,105,383 shares of the Company's common stock, representing approximately 16.4% of the Company's outstanding common stock. None of the other participants owns in excess of 1% of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2014 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2014 Proxy Statement with the SEC, Oracle intends to mail the definitive 2014 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2014 Proxy Statement and any other documents filed by Oracle with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov) or by writing to Oracle Partners, L.P., 200 Greenwich Avenue, Greenwich, CT 06830.

CONTACT:  Oracle Partners, L.P., Aileen Wiate, Chief Financial Officer, (203) 862-7900